Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom (UK) llp 40 Bank Street Canary Wharf London E14 5ds ________ TEL: (020) 7519-7000 FAX: (020) 7519-7070 www.skadden.com March 10, 2022

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FREYR Battery

412F, route d’Esch

L-2086 Luxembourg

Grand Duchy of Luxembourg

RE:	FREYR Battery – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to FREYR Battery, a public limited liability company organized under the laws of Luxembourg (the “Company”), in connection with the resale by the selling shareholders named in the Registration Statement (as defined below) (the “Selling Shareholders”) of 10,250,000 warrants of the Company, each exercisable for one Ordinary Share (the “Warrants”). We have been advised that the Warrants were issued pursuant to the Warrant Agreement, dated July 7, 2021, between the Company, Alussa Energy Acquisition Corp., a Cayman Islands exempted company and a wholly owned subsidiary of the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement”). The Warrants and the 10,250,000 Ordinary Shares underlying the Warrants (the “Warrant Shares”) are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

FREYR Battery

March 10, 2022

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 (File No. 333-258607) of the Company relating to the Securities and other securities of the Company filed on August 9, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act and Post-Effective Amendment No. 1 thereto and the Notices of Effectiveness of the Commission posted on its website declaring such registration statement and Post-Effective Amendments No. 1 thereto effective on August 10, 2021 and August 31, 2021, respectively, and Post-Effective Amendment No. 2, filed with the Commission on March 10, 2022 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated August 10, 2021 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplements, dated August 12, 2021 and November 15, 2021 to the Base Prospectus, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus, dated September 20, 2021, which forms a part of and is included in the Registration Statement;

(e) an executed copy of the Warrant Agreement; and

(f) the form of Warrant Certificate (included as Exhibit A to the Warrant Agreement (the “Warrant Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Shareholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Shareholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Warrant Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

As used herein, “Transaction Documents” means the Warrant Agreement and the Warrant Certificate.

FREYR Battery

March 10, 2022

The opinion stated below presumes that all of the following (collectively, the “general conditions”) will have occurred prior to the resale of the Securities: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the applicable Transaction Documents have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors of the Company, including any duly authorized committee thereof, will have taken all necessary corporate action to approve the issuance and sale of the Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (iv) the terms of the Transaction Documents and the issuance of the Securities will have been duly established in conformity with the articles of association of the Company so as not to violate any applicable law or the articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (a) the general conditions have been satisfied, (b) the Warrants have been duly authorized for issuance by the Company and (c) the Warrant Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement, the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or government orders affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(e) we call to your attention that irrespective of the agreement of the parties to the Warrant Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Warrant Agreement;

FREYR Battery

March 10, 2022

(f) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CST, enforceable against CST in accordance with its terms;

(g) we have assumed that the choice of New York law to govern the Transaction Documents is a valid and legal provision;

(h) we call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion; and

(i) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant Agreement, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a) the Company (i) is and was duly organized and validly existing and in good standing, (ii) has and had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the Transaction Documents and the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company has and had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) neither (i) the execution and delivery by the Company of each of the Transaction Documents nor (ii) the performance by the Company of its obligations under each of the Transaction Documents: (a) conflicted or will conflict with the articles of association or any other comparable organizational documents of the Company, (b) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (c) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (d) violated or will violate any law, rule or regulation to which the Company or its property is subject; and

FREYR Battery

March 10, 2022

(e) neither (i) the execution and delivery by the Company of each of the Transaction Documents nor (ii) the performance by the Company of its obligations under each of the Transaction Documents, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectuses forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP